EXHIBIT 21.1
AMERICAN MIDSTREAM PARTNERS, LP
LIST OF SUBSIDIARIES

Jurisdiction of
Name	Organization
American Midstream, LLC	Delaware
American Midstream Finance Corporation	Delaware
American Midstream (Alabama Gathering), LLC	Alabama
American Midstream (Alabama Intrastate), LLC	Alabama
American Midstream (AlaTenn), LLC	Alabama
American Midstream (Bamagas Intrastate), LLC	Delaware
American Midstream (Louisiana Intrastate), LLC	Delaware
American Midstream (Midla), LLC	Delaware
American Midstream (Mississippi), LLC	Delaware
American Midstream (SIGCO Intrastate), LLC	Delaware
American Midstream (Tennessee River), LLC	Alabama
American Midstream Marketing, LLC	Delaware
American Midstream Offshore (Seacrest), LP	Texas
American Midstream Onshore Pipelines, LLC	Delaware
Mid Louisiana Gas Transmission, LLC	Delaware
American Midstream Chatom, LLC	Delaware
American Midstream Chatom Unit 1, LLC	Delaware
American Midstream Chatom Unit 2, LLC	Delaware
American Midstream (Burns Point), LLC	Delaware
American Midstream Madison, LLC	Delaware
American Midstream Midla Gathering, LLC	Delaware
High Point Gas Gathering Holdings, LLC	Delaware
High Point Gas Gathering, LLC	Texas
High Point Gas Transmission Holdings, LLC	Delaware
High Point Gas Transmission, LLC	Delaware
American Midstream (Lavaca), LLC	Delaware
American Midstream Blackwater, LLC	Delaware
Blackwater Investments, Inc.	Delaware
Blackwater Midstream Corp.	Nevada
Blackwater New Orleans, L.L.C.	Louisiana
Blackwater Georgia, L.L.C.	Georgia
Blackwater Maryland, L.L.C.	Maryland
Blackwater Harvey, LLC	Delaware